Exhibit 10.1

FORM OF

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement (“Agreement”) is made as of          , 20    by and between Antero Midstream Partners GP LLC, a Delaware limited liability company (the “General Partner”), Antero Midstream Partners LP (the “Partnership,” and together with the General Partner, the “Companies” and each a “Company”) and                      (“Indemnitee”).

RECITALS:

WHEREAS, the Companies and Indemnitee made and entered into that certain Indemnification Agreement on          , 20    (the “Original Agreement”), which the Companies and Indemnitee wish to amend and restate in its entirety;

WHEREAS, directors, officers, and other persons in service to corporations or business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers, or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the enterprise;

WHEREAS, the Board of Directors of the General Partner (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Partnership and its unitholders and that the Companies should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, (i) the Delaware Limited Liability Company Act (the “LLC Act”) and Delaware Revised Uniform Limited Partnership Act (the “Partnership Act,” and collectively with the LLC Act, the “Delaware Acts”) each contemplate that contracts and insurance policies may be entered into with respect to the indemnification of and advancement of expenses to directors and officers, (ii) the Agreement of Limited Partnership of the Partnership (as may be amended, the “Partnership Agreement”) and the Limited Liability Company Agreement of the General Partner (as may be amended, the “General Partner Agreement” and, together with the Partnership Agreement, the “Company Organizational Documents”) require indemnification of the officers and directors of the Companies and (iii) the Company Organizational Documents expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Companies and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Company Organizational Documents and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor or to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (i) Indemnitee does not regard the protection available under the Company Organizational Documents and insurance as adequate in the present circumstances, (ii) Indemnitee may not be willing to serve or continue to serve as a director or officer of the General Partner without adequate protection, (iii) the Companies desire Indemnitee to serve in such capacity, and (iv) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Companies on the condition that he be so indemnified.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

Section 1.                                           Definitions.

(a)                                 As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person controlling, controlled by or under common control with such specified Person.

“Disinterested Director” shall mean a director of the General Partner who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean each of the Companies and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of a Company or the sole member of the General Partner as a director, officer, employee, agent or fiduciary.

“Enterprise Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of (i) a Company or (ii) any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of a Company or the sole member of the General Partner.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all costs, expenses, fees and charges, including attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees and expenses, fees and expenses of accountants and other advisors, travel expenses, retainers and disbursements and advances thereon, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, (ii) the premium, security for, and other costs relating to any bond obtained in connection with any Proceeding, including cost bonds, supersedeas bonds, other appeal bonds or their respective equivalents, (ii) for purposes of

Section 12(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing.  “Expenses” shall not include “Liabilities.”

“Indemnity Obligations” shall mean all obligations of a Company to Indemnitee under this Agreement, including a Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of limited partnership or limited liability company law and neither presently is, nor in the past five years has been, retained to represent:  (i) a Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, Indemnitee shall have reasonably concluded has a conflict of interest in representing either a Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, mediation, alternate dispute resolution mechanism, hearing, inquiry or investigation or any other actual, threatened or completed action, suit or proceeding (including any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought by or in the right of a Company or otherwise, including any and all appeals, and whether of a civil, criminal, administrative, legislative, investigative or other nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, witness or otherwise by reason of the fact of Indemnitee’s Enterprise Status, by reason of any actual or alleged action taken by or inaction of Indemnitee or of any action or inaction on Indemnitee’s part in any such capacity, or by reason of the fact that Indemnitee is or was serving at the request of a Company or the sole member of the General Partner as a director, officer, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any Liability or Expense is incurred for which indemnification, reimbursement, or advancement can be provided under this Agreement.

“Sponsor Entities” means (i) each of Antero Resources Corporation, Warburg Pincus LLC and Yorktown Partners LLC (each, a “Sponsor”) and (ii) any Affiliate of Antero Resources Corporation, Warburg Pincus LLC or Yorktown Partners LLC and any investment fund or other Person advised or managed by a Sponsor; provided, however, that neither the Companies nor any of their subsidiaries shall be considered Sponsor Entities hereunder.

(b)                                 For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of a Company or the sole member of the General Partner” shall include any service as a director, officer, employee, agent or fiduciary of a Company or any other Enterprise which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries.

Section 2.                                           Indemnity in Third-Party Proceedings.  The Companies, jointly and severally, shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of the Companies to procure a judgment in their favor), or any claim, issue or matter therein.

Section 3.                                           Indemnity in Proceedings by or in the Right of the Companies.  The Companies, jointly and severally, shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of a Company to procure a judgment in its favor, or any claim, issue or matter therein.  No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee acted in Bad Faith (as defined in any of the Company Organizational Documents) or, in the case of a criminal matter, acted with knowledge that Indemnitee’s conduct was unlawful, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification.

Section 4.                                           Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement (but subject to Section 7), and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Section 2 or Section 3 hereof or the rights to advancement of Expenses pursuant to Section 8 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue, or matter therein, in whole or in part, including the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction, that the Indemnitee is otherwise entitled to be indemnified against Liabilities and Expenses, the Companies, jointly and severally, shall indemnify Indemnitee against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue, or matter.  For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding (x) by dismissal, summary judgment, judgment on the pleading or final judgment, with or without prejudice, or (y) by agreement without payment or assumption or admission of liability by the Indemnitee, shall be deemed to be a successful result as to such claim, issue or matter.

For the avoidance of doubt, if the Indemnitee is entitled under any provision of this Agreement to indemnification by a Company for some or a portion of the Expense or Liability suffered or actually and reasonably incurred in connection with any Proceeding, claim, issue or matter, or in connection with any judicial proceeding or arbitration pursuant to Section 12(d) hereof to enforce rights under this Agreement, but not, however, for the total amount thereof, a Company shall nevertheless indemnify the Indemnitee for the portion of such Expense and Liability suffered or actually and reasonably incurred to which the Indemnitee is entitled hereunder.

Section 5.                                           Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement (but subject to Section 7), to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Enterprise Status, a witness or otherwise a participant or incurs legal expenses as a result of or related to any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses suffered or incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6.                                           Additional Indemnification.  Notwithstanding any limitation in Section 2, Section 3 or Section 4 hereof (but subject to Section 7), the Companies, jointly and severally, shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of a Company to procure a judgment in its favor) against all Liabilities and Expenses suffered or reasonably incurred by Indemnitee in connection with such Proceeding. For purposes of this Section 6, the meaning of “to the fullest extent permitted by applicable law” shall include but not be limited to:

(a)                                 the fullest extent permitted by the provisions of the Delaware Acts that authorize, permit or contemplate additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Delaware Acts; and

(b)                                 the fullest extent authorized or permitted by any amendments to or replacements of the Delaware Acts adopted after the date of this Agreement that increase the extent to which a limited partnership or limited liability company, as applicable, may indemnify its officers and directors.

Section 7.                                           Exclusions.  Notwithstanding any provision in this Agreement, a Company shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee:

(a)                                 for which payment has actually been made to or on behalf of Indemnitee under any valid and collectible insurance policy obtained by a Company except with respect to any excess beyond the amount paid under such insurance policy;

(b)                                 for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of a Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)                                  except for any proceeding by Indemnitee to enforce its rights under this Agreement, as provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against a Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) a Company provides the indemnification, in its sole discretion, pursuant to the powers vested in such Company under applicable law; or

(d)                                 if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that such indemnification is not lawful.

Section 8.                                           Advancement.  Following notification to the General Partner under Section 9(a) of a Proceeding with respect to which Indemnitee intends to seek payment under this Agreement, in accordance with the pre-existing requirements of the Company Organizational Documents, and notwithstanding any provision of this Agreement to the contrary (but subject to Section 7), the Companies shall advance, to the extent not prohibited by applicable law, the Expenses reasonably incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the General Partner of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the General Partner to support the advances claimed, in addition to those Expenses incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to Section 12(d) of this Agreement. With respect to any Proceeding with respect to which Indemnitee is entitled to advancement of Expenses, Indemnitee shall also be entitled to exercise the rights set forth in Section 9(b). Indemnitee shall qualify for advances upon the execution and delivery to the Companies of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced to the extent that it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses by the Companies as provided by this Agreement.

This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to paragraph (c) or (d) of Section 7 hereof.

Section 9.                                           Procedure for Notification and Defense of Claim.

(a)                                 Indemnitee shall promptly notify the General Partner in writing of any Proceeding with respect to which Indemnitee intends to seek payment hereunder following the receipt by Indemnitee of written notice thereof.  The written notification to the General Partner shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Indemnitee shall submit to the General Partner a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding (the date of such request, the “Submission Date”).  Any delay or failure by Indemnitee to notify the General Partner hereunder will not relieve the Companies from any liability which they may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying a Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the General Partner shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                                 In the event Indemnitee is entitled to indemnification and/or advancement with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel selected by Indemnitee and approved by the Companies to defend Indemnitee in such Proceeding, at the sole expense of the Companies (which approval shall not be unreasonably withheld, conditioned or delayed), or (ii) have the Companies assume the defense of Indemnitee in such Proceeding, in which case the Companies shall assume the defense of such Proceeding with counsel selected by the Companies and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the General Partners’ receipt of written notice of Indemnitee’s election to cause the Companies to do so.  If the Companies are required to assume the defense of any such Proceeding, they shall engage legal counsel for such defense, and the Companies shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense.  Such legal counsel may represent both Indemnitee and the Companies (and any other party or parties entitled to be indemnified by the Companies with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Companies (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Companies (or any such other party or parties).  Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense.  The party having responsibility for defense of a Proceeding shall provide the other party and its counsel with all copies of pleadings and material correspondence relating to the Proceeding.  Indemnitee and the Companies shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification and/or advancement is sought hereunder, regardless of whether the Companies or Indemnitee assumes the defense thereof.  Indemnitee may not settle or compromise any Proceeding without the prior written consent of the General Partner, which consent shall not be unreasonably withheld, conditioned or delayed.  The

Companies may not settle or compromise any Proceeding without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 10.                                    Procedure Upon Application for Indemnification.

(a)                                 Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, if any determination by the Companies is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made (i) if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and (ii) in all other circumstances, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the unitholders of the Partnership; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made promptly, and in any event, within thirty (30) days after the Submission Date (subject to any permitted extension with respect to such determination pursuant to Section 11(b) hereof). Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Companies hereby indemnify and agree to hold Indemnitee harmless therefrom.  The Companies will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made.  The Companies agree to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)                                 In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, the Independent Counsel shall be selected by the Companies within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Companies), and the General Partner shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected; provided, however, that if a change in control has occurred and results in individuals who were directors prior to the circumstances giving rise to the change in control ceasing for any reason to constitute a majority of the Board, such Independent Counsel shall be selected by the Indemnitee within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Companies, jointly and severally) and Indemnitee shall give written notice to the Companies advising it of the identity of the Independent Counsel so selected.  In either case, Indemnitee or the Companies, as applicable, may, within ten (10) days after such written notice of selection shall have been given, deliver to the other a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in this Agreement.  If such written objection is made and substantiated, the Independent Counsel selected shall not serve as Independent Counsel unless and until Indemnitee or the Companies, as applicable, withdraw(s) the objection or a court has determined that such objection is without merit.  Absent a timely objection, the person so selected shall act as Independent Counsel.  If no Independent Counsel shall have been selected and not objected to before the later of (i) thirty (30) days after the later of the Submission Date and (ii) ten (10) days after the final disposition of the Proceeding, each of the Companies and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11.                                    Presumptions and Effect of Certain Proceedings.

(a)                                 In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Companies shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of a Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by a Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)                                 Subject to Section 12(e) hereof, if the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after the Submission Date, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent actual fraud in the request for indemnification; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by Independent Counsel and either the Company or Indemnitee, as applicable, objects to the selection of Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, that such 30 day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the unitholders of the Partnership.

(c)                                  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee acted in Bad Faith (as defined in any of the Company Organizational Documents) or, with respect to any criminal Proceeding, that Indemnitee had knowledge that Indemnitee’s conduct was unlawful.

(d)                                 Reliance as Safe Harbor.  For purposes of any determination of good faith or determination of the absence of Bad Faith (as defined in any of the Company Organizational Documents), Indemnitee shall be deemed to have acted in good faith and in the absence of Bad Faith if Indemnitee’s action or inaction is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise.  The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)                                  Actions of Others.  The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12.                                    Remedies of Indemnitee.

(a)                                 Subject to Section 12(e) hereof, in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within thirty (30) days after the Submission Date (subject to any permitted extension with respect to such determination pursuant to Section 11(b) hereof), (iv) payment of indemnification is not made pursuant to Section 4 or Section 5 or the last sentence of Section 10(a) of this Agreement within ten (10) days after receipt by a Company of a written request therefor, (v) payment of indemnification pursuant to Section 2, Section 3 or Section 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that a Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery, of Indemnitee’s entitlement to such indemnification or advancement.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  No Company shall oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Companies shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)                                  If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Companies shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a prohibition of such indemnification under applicable law.

(d)                                 The Companies shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Companies are bound by all the provisions of this Agreement.  It is the intent of the Companies that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  The Companies, jointly and severally, shall indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Companies of a written request therefor) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Companies under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Companies, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be.

(e)                                  Notwithstanding anything in this Agreement to the contrary (but subject to Section 7), no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided, however, that, in absence of any such determination with respect to such Proceeding, the Companies shall advance Expenses with respect to such Proceeding.

Section 13.                                    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                 The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company Organizational Documents, any agreement, a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Enterprise Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Company Organizational Documents or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 The Companies hereby acknowledge that Indemnitee may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which Indemnitee may be associated (including any Sponsor Entity).  The Companies hereby acknowledge and agree that (i) the Companies shall be the indemnitors of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Companies shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including any Sponsor Entity) to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Companies hereunder, (iv) the Companies shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, any Sponsor Entity) or insurer of any such Person and (v) the Companies irrevocably waive, relinquish and release any other Person with whom or which Indemnitee may be associated (including any Sponsor Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Companies hereunder.  In the event any other Person with whom or which Indemnitee may be associated (including any Sponsor Entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Companies or payable under any Company’s insurance policy, the payor shall have a right of subrogation against such Company or its insurer or insurers for all amounts so paid which would otherwise be payable by such Company or its insurer or insurers under this Agreement.  In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated (including any Sponsor Entity) or their insurers affect the obligations of any Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including any Sponsor Entity).  Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated (including any Sponsor Entity) with respect to any Liability arising as a result of Indemnitee’s Enterprise Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of a Company or valid and any collectible insurance (including to any malpractice insurance or professional errors and omissions insurance) provided by a Company under this Agreement.

(c)                                  To the extent that a Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of such Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated (including any Sponsor Entity) to the same extent as a Company’s indemnification and advancement obligations set forth in this Agreement.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, a Company has director and officer liability insurance in effect, such Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  Such Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)                                 In the event of any payment under this Agreement, the Companies shall not be subrogated to the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated (including any Sponsor Entity); provided, however, that the Companies shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of a Company or any of its subsidiaries.

(e)                                  If the General Partner, on behalf of itself, pays or causes to be paid (including advancement of Expenses), for any reason any amounts otherwise indemnifiable or payable hereunder or under any other indemnification agreement or arrangement (whether pursuant to contact, Company Organizational Documents or otherwise) with Indemnitee, then the Partnership shall fully indemnify, reimburse and hold harmless the General Partner for all such payments actually made by the General Partner.

(f)                                   The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 14.                                    Duration of Agreement. This Agreement shall continue during the period the Indemnitee is a director, officer, employee, agent or fiduciary of a Company or any other Enterprise, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent or fiduciary of the Company or any other Enterprise.  This Agreement shall be binding upon the Companies and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

Section 15.                                    Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16.                                    Enforcement.

(a)                                 The Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on them hereby in order to induce Indemnitee to serve as a director, officer, employee, agent or fiduciary of a Company or other Enterprise, and such Company or other Enterprise acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee, agent or fiduciary of such Company.

(b)                                 This Agreement hereby amends and restates the Original Agreement in all respects. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Original Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Company Organizational Documents and applicable law, and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee thereunder.

(c)                                  The Companies shall not seek from a court, or agree to, a “bar order” that would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

Section 17.                                    Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18.                                    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)                                 If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Companies.

(b)                                 If to the Companies to

Antero Midstream Partners GP LLC
1615 Wynkoop Street
Denver, Colorado  80202
Facsimile: (303) 357-7315
Attention:  Board of Directors

or to any other address as may have been furnished to Indemnitee by the Companies.

Section 19.                                    Contribution.

(a)                                 Regardless of whether the indemnification provided in this Agreement is available, in respect of any Proceeding in which the Companies, jointly and severally, are jointly liable with Indemnitee (or would be jointly liable, if joined in such Proceeding), the Companies shall, unless indemnification would not be available as a result of Section 7(a), Section 7(b) or Section 7(c), pay, in the first instance, the entire amount of any Liability from such Proceeding without requiring Indemnitee to contribute to such payment and, to the fullest extent permitted by applicable law, the Companies hereby waive and relinquish any right of contribution it may have against Indemnitee.  The Companies shall not enter into any settlement of any Proceeding in which the Companies are, jointly and severally, jointly liable with Indemnitee (or would be jointly liable, if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Companies set forth in Section 19, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Liability in any Proceeding in which the Companies, jointly and severally, are jointly liable with Indemnitee (or would be jointly liable, if joined in such Proceeding), to the fullest extent permitted by applicable law, the Companies shall contribute to the amount of Expenses and Liabilities actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be jointly liable, if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Companies and all officers, directors or employees of the Companies other than Indemnitee who are jointly liable with Indemnitee (or would be jointly liable, if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses and Liabilities, as well as any other equitable considerations that applicable law may require to be considered.  The relative fault of the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be jointly liable, if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)                                  The Companies hereby agree to fully indemnify and hold Indemnitee harmless from any claims of contribution that may be brought by officers, directors, or employees of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, other than the reasons set forth in Section 7(a), Section 7(b) or Section 7(c) the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by

Indemnitee, whether for Liabilities or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies and Indemnitee as a result of the event(s) and transaction(s) giving cause to such Proceeding; and (ii) the relative fault of the Companies (and their directors (other than Indemnitee), officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 20.                                    Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 21.                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 22.                                    Third-Party Beneficiaries.  The Sponsor Entities are intended third-party beneficiaries of this Agreement and shall have all of the rights afforded to Indemnitee under this Agreement.

Section 23.                                    Certain Interpretative Matters; Headings.  For purposes of this Agreement: (a) all references to Sections, subsections or paragraphs are to be Sections, subsections or paragraphs of this Agreement; (b) words in the singular include the plural, and vice versa; (c) the pronoun “his” refers to the masculine, feminine and neuter, the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article or other subdivision; (d) the term “including” means “including, without limitation”; (e) all references to “$” or dollar amounts will be to lawful currency of the United States; and (f) to the extent the term “day” or “days” is used, it will mean calendar days unless otherwise specified. The headings of the Sections, subsections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

GENERAL PARTNER:

ANTERO MIDSTREAM PARTNERS GP LLC

By:
Name:
Title:

PARTNERSHIP:

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC, its general partner

By:
Name:
Title:

INDEMNITEE:

Name:
Title:
Notice Address:

Signature Page to Indemnification Agreement